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                            ASSET PURCHASE AGREEMENT

                                  by and among

                                GOAMERICA, INC.,

                         GOAMERICA COMMUNICATIONS CORP.,

                        FLASH CREATIVE MANAGEMENT, INC.,

                                       and

               THE SHAREHOLDERS OF FLASH CREATIVE MANAGEMENT, INC.

                            LISTED ON ANNEX I HERETO

                          Dated as of October 31, 2000





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                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   DEFINITIONS

1.1.  DEFINED TERMS..........................................................1

1.2.  INTERPRETATIVE PROVISIONS..............................................9

                                    ARTICLE 2
                       PURCHASE AND DELIVERY OF THE ASSETS

2.1.  DELIVERY OF THE ASSETS................................................10

2.2.  FURTHER ASSURANCES....................................................12

2.3.  ASSUMPTION OF LIABILITIES.............................................12

2.4.  PURCHASE PRICE........................................................14

2.5.  ESCROW OF SHARES......................................................16

2.6.  CLOSING DATE AND PLACE................................................16

                                    ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

3.1.  ORGANIZATION OF THE SELLER............................................16

3.2.  AUTHORIZATION.........................................................17

3.3.  OFFICERS AND DIRECTORS................................................17

3.4.  BANK ACCOUNTS; SECURITIES.............................................17

3.5.  OWNERSHIP OF THE ASSETS...............................................17

3.6.  REAL PROPERTY.........................................................17

3.7.  FIXED ASSETS..........................................................18

3.8.  ENVIRONMENTAL MATTERS.................................................18

3.9.  CONTRACTS.............................................................19

3.10. NO CONFLICT OR VIOLATION;  CONSENTS...................................21

3.11. PERMITS...............................................................21

3.12. FINANCIAL STATEMENTS; BOOKS AND RECORDS...............................22


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3.13. ABSENCE OF CERTAIN CHANGES OR EVENTS..................................22

3.14. LIABILITIES...........................................................24

3.15. LITIGATION............................................................24

3.16. LABOR MATTERS.........................................................25

3.17. EMPLOYEE PLANS........................................................25

3.18. TRANSACTIONS WITH RELATED PARTIES.....................................26

3.19. COMPLIANCE WITH LAW...................................................27

3.20. PROPRIETARY RIGHTS....................................................27

3.21. TAX MATTERS...........................................................28

3.22. INSURANCE.............................................................29

3.23. ACCOUNTS RECEIVABLE...................................................30

3.24. INVENTORY.............................................................30

3.25. PURCHASE COMMITMENTS..................................................30

3.26. CUSTOMERS AND SUPPLIERS...............................................30

3.27. BROKERS; TRANSACTION COSTS............................................31

3.28. NO OTHER AGREEMENTS TO SELL THE SELLER OR THE ASSETS..................31

3.29. CERTAIN SECURITIES LAWS REPRESENTATIONS...............................31

3.30. MATERIAL MISSTATEMENTS OR OMISSIONS...................................32

3.31. SOLVENCY..............................................................32

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF GOAMERICA

4.1.  ORGANIZATION..........................................................33

4.2.  AUTHORIZATION.........................................................33

4.3.  NO CONFLICT OR VIOLATION; CONSENTS....................................33

4.4.  DISCLOSURE............................................................34


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                                    ARTICLE 5
                          EMPLOYEES - EMPLOYEE BENEFITS

5.1.  GOAMERICA'S RESPONSIBILITIES; AFFECTED EMPLOYEES......................34

5.2.  EMPLOYEE PLANS........................................................34

5.3.  PAYROLL TAX...........................................................34

5.4.  TERMINATION BENEFITS..................................................35

5.5.  PAYMENTS TO SELLER'S EMPLOYEES........................................35

5.6.  NO THIRD-PARTY RIGHTS.................................................35

                                    ARTICLE 6
                                  OTHER MATTERS

6.1.  COMPLIANCE WITH DIVISION OF TAXATION BULK SALES NOTICE REQUIREMENT....36

6.2.  PUBLIC ANNOUNCEMENTS..................................................36

6.3.  CONFIDENTIALITY.......................................................36

6.4.  WAIVER OF NON-COMPETE AND CONFIDENTIALITY PROVISION...................37

6.5.  INVENTION ASSIGNMENT AGREEMENT........................................37

6.6.  CHANGE OF CORPORATE NAME..............................................37

6.7.  DELIVERY OF ASSIGNMENT OF SUBLEASE, CONSENT AND ESTOPPEL..............37

                                    ARTICLE 7
                              DELIVERIES AT CLOSING

7.1.  DELIVERIES BY THE SELLING PARTIES TO GOAMERICA........................37

7.2.  DELIVERIES BY GOAMERICA...............................................38

                                    ARTICLE 8
                                 INDEMNIFICATION

8.1.  INDEMNIFICATION BY THE SELLER.........................................39

8.2.  PROCEDURES RELATING TO INDEMNIFICATION................................40

8.3.  LIMITATION ON INDEMNIFICATION.........................................42

8.4.  EXCLUSIVE REMEDY......................................................42

8.5.  EVENT OF FRAUD........................................................42


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8.6.  ASSUMPTION OF INDEMNIFICATION OBLIGATIONS.............................42

                                    ARTICLE 9
                                  MISCELLANEOUS

9.1.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS................43

9.2.  ASSIGNMENT............................................................43

9.3.  NOTICES...............................................................43

9.4.  CHOICE OF LAW.........................................................44

9.5.  DESCRIPTIVE HEADINGS..................................................44

9.6.  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS..............................44

9.7.  COUNTERPARTS..........................................................44

9.8.  INVALIDITY............................................................44

9.9.  EXPENSES..............................................................45

9.10. NO THIRD PARTY BENEFICIARIES..........................................45


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      ASSET PURCHASE  AGREEMENT dated as of the 31st day of October,  2000 (this
"Agreement") by and among GoAmerica,  Inc., a Delaware  corporation  ("Parent"),
GoAmerica   Communications   Corp.,  a  Delaware  corporation  and  wholly-owned
subsidiary of Parent ("GoAmerica"), both with offices presently located at 401 Hackensack Avenue, Hackensack, New Jersey 07601, Flash Creative Management, Inc., a New Jersey corporation, with offices presently located at 433 Hackensack Avenue, 12th Floor, Hackensack, New Jersey 07601 (the "Seller"), and the shareholders of the Seller listed on Annex I who comprise all of the holders of the capital stock of the Seller (collectively, the "Shareholders"). The Seller and the Shareholders are sometimes collectively referred to herein as the "Selling Parties."

                              Preliminary Statement

      The Seller is principally engaged in the business of providing consulting services to business customers in the areas of business improvement, strategy and redesign and in software development and integration (the "Business"). GoAmerica desires to purchase, and the Seller desires to sell, substantially all of the assets and assume certain liabilities of the Seller for the consideration set forth below, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

          1.1. Defined Terms. As used herein, the terms below shall have the following meanings:

      "Accounts Receivable" has the meaning set forth in Section 2.1(a)(ii).

      "Actions" has the meaning set forth in Section 3.14.

      "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, including the officers and directors of such Person.

      "Assets" has the meaning set forth in Section 2.1(a).

      "Assumed Liabilities" has the meaning set forth in Section 2.3(a).

      "Balance Amount" has the meaning set forth in Section 2.4(a)(i).



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      "Balance  Sheet" means the  consolidated  balance  sheet as of the Balance
Sheet Date.

      "Balance Sheet Date" means September 30, 2000.

      "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Internal Revenue Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Seller or under which the Seller may incur any Liability, and (c) covers any Employee or former Employee of the Seller (with respect to their relationship with the Seller).

      "Bill of Sale" has the meaning set forth in Section 2.2(a).

      "Blumenthal Employment Agreement" has the meaning set forth in Section 7.1(j).

      "Bonus Payment Date" has the meaning set forth in Section 5.5.

      "Books and Records" means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by the Selling Parties or their Affiliates.

      "Business" has the meaning set forth in the Preliminary Statement.

      "Cash" has the meaning set forth in Section 2.1(a)(xiii).

      "Cash Consideration" has the meaning set forth in Section 2.4(a).

      "Claim" has the meaning set forth in Section 8.2(c).

      "Closing" has the meaning set forth in Section 2.1(a).

      "Closing Date" means the date of the Closing as set forth in Section 2.6.

      "Code" means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.


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      "Consents"  means any and all Permits and any and all consents,  approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

      "Contract Rights" has the meaning set forth in Section 2.1(a)(iv).

      "Contracts" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, service agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which the Seller is a party or by which the Seller or any of the Assets are bound or affected, whether written or oral.

      "Controlled Group Entity" has the meaning set forth in Section 3.17(a).

      "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

      "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

      "Earn-Out Payments" has the meaning set forth in Section 2.4(a)(i)(A).

      "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

      "Employees" means all officers and directors of the Seller and all other Persons employed by the Seller on a full or part-time basis as of the Closing Date together with all persons retained as "independent contractors" on or after the date hereof.

      "Encumbrance" means any claim, lien, pledge, option, condition, charge, easement, security interest, equitable interest, deed of trust, mortgage, right-of-way, right of first refusal, encroachment, restriction of any kind, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

      "Environmental Claims" means all notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (a) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Seller and any other Person, (b) actual or threatened


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damages  to  natural  resources,  (c)  claims  for  nuisance  or  its  statutory equivalent, (d) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (e) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended ("RCRA"), or similar provisions of applicable state law, (f) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (g) fines, penalties or liens of any kind against property related to Environmental Laws or
Environmental   Conditions,   (h)  claims  related  to  Environmental   Laws  or
Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and with regard to any present or former Employees, claims relating to exposure to or injury from Environmental Conditions.

      "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Seller or any of their respective predecessors or successors in interest, or by their respective agents,
Representatives, Employees or independent contractors when acting in such capacity on behalf of the Seller. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of Persons to Hazardous Substances at the work place or the exposure of Persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Seller.

      "Environmental Laws" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (a) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (b) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, RCRA, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other Governmental Authority.

      "Environmental Reports" means any and all written analyses, summaries or explanations, in the possession or control of the Seller, relating to (a) any Environmental Conditions in, on or about the properties of the Seller or (b) the Seller's compliance with Environmental Laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974.


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      "Escrow Agreement" has the meaning set forth in Section 2.5.

      "Escrow Shares" has the meaning set forth in Section 2.5.

      "Evaluation Material" has the meaning set forth in Section 6.3.

      "Excluded Assets" has the meaning set forth in Section 2.1(b).

      "Existing   Premises   Lease"  has  the   meaning  set  forth  in  Section
2.1(a)(xviii).

      "Financial Statements" means (a) the consolidated balance sheets of the Seller as of December 31, 1999 and 1998, March 31, 2000 and June 30, 2000 and the related consolidated statements of income, changes in shareholders' equity and cash flows, of the Seller for the periods then ended, together with the report of Sultanik, Krumholz, Bornstein & Berkower LLC thereon; and (b) the Balance Sheet.

      "Fixed Assets" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by the Seller, wherever located and including any such Fixed Assets in the possession of any of the Seller's respective suppliers or other vendors.

      "Fixed Assets Agreements" has the meaning set forth in Section 3.7.

      "Flash Receivables" has the meaning set forth in Section 2.4(a)(i)(A).

      "Flash Schedules" has the meaning set forth in Section 3.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the facts and circumstances on the date of determination.

      "GoAmerica Indemnitees" has the meaning set forth in Section 8.1.

      "GoAmerica Schedules" has the meaning set forth in Section 4.

      "Governmental Authority" means all courts of law, governmental agencies, departments, bureaus, commissions and similar bodies.

      "Griver Employment Agreement" has the meaning set forth in Section 7.1(k).

      "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes


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petroleum,  urea formaldehyde,  flammable,  explosive and radioactive materials,
PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

      "Indemnifiable Losses" has the meaning set forth in Section 8.1.

      "Indemnifying Party" has the meaning set forth in Section 8.2(a).

      "Instrument of Assumption" has the meaning set forth in Section 2.3(a).

      "Invention Assignment Agreement" has the meaning set forth in Section 6.5.

      "Inventory" has the meaning set forth in Section 2.1(a)(i).

      "Knowledge" or "to the knowledge" of a party (or similar phrases) means to the extent of matters (a) which are actually known by such party or (b) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances.

      "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

      "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, any material adverse effect on or change with respect to (a) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations, of such Person , taken as a whole, or (b) the right or ability of such Person to consummate any of the transactions contemplated hereby.

      "Multiemployer Plan" means any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (a) the Seller maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Seller may incur any Liability and (b) covers any Employee or former Employee of the Seller (with respect to their relationship with the Seller).

      "Parent Stock" means the common stock, par value $0.01 per share, of Parent.

      "Pension  Plan" means any  "employee  pension  benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) the Seller maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Seller may incur any Liability and (b) covers any Employee or former Employee of the Seller (with respect to their relationship with the Seller).

      "Permits" means all licenses, permits, franchises, variances, approvals, permissions, authorizations, certifications, consents or orders of, or filings with, any Governmental Authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets.


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      "Permitted Encumbrances" means (a) liens for Taxes or governmental charges or claims (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, and (d) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Seller and do not materially detract from the value of the property upon which such encumbrance exists.

      "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

      "Premises" has the meaning set forth in Section 2.1(a)(xviii).

      "Products" has the meaning set forth in Section 2.1(a)(xix).

      "Proprietary Rights" means all (a) United States and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) United States and foreign trademarks, service marks, trade dress, logos, trade names, domain names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) United States and foreign copyrights and registrations and applications for registration thereof,
(d) United States and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium) and (h) licenses or other agreements relating to any of the foregoing.

      "Proprietary  Rights  Assignment"  has the  meaning  set forth in  Section
2.2(a).

      "Purchase Price" has the meaning set forth in Section 2.4(a).

      "Real Property" has the meaning set forth in Section 2.1(a)(v).

      "Real Property Agreements" has the meaning set forth in Section 3.6.

      "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local Governmental Authority, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.


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      "Related Party" means (a) any of the Seller's Affiliates and Shareholders,
and  any  officers,  directors,   partners,  associates  or  relatives  of  such
Affiliates and Shareholders, and (b) any Person in which the Seller or any Shareholder or any Affiliate, associate or relative of any such Person has any direct or indirect interest.

      "Representative" of any Person means any officer, director, principal, attorney, agent, employee or other representative of such Person.

      "Salary Table" has the meaning set forth in Section 3.16(a).

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Stock Consideration" has the meaning set forth in Section 2.4(a).

      "Shareholders" has the meaning set forth in Recitals.

      "Subsidiary" means, with respect to any Person, (a) any corporation of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members to the board of directors, or other Persons performing similar functions with respect to such corporation, is held, directly or indirectly, by such Person, (b) any partnership or limited liability company of which (i) such Person is a general partner or managing member or (ii) such Person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

      "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

      "Taxes" means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

      "Third Party Claim" has the meaning set forth in Section 8.2.

      "Trade Secrets" means all trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information).

      "Transfer Account" has the meaning set forth in Section 2.4(a)(i).

      "Welfare  Plan" means any  "employee  welfare  benefit plan" as defined in
Section 3(l) of ERISA, which (a) the Seller maintains, administers, contributes to or is required to contribute to, or under which the Seller may incur any Liability and (b) covers any Employee or former Employee of the Seller (with respect to their relationship with the Seller). 1.2. Interpretative Provisions.

          (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

          (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

          (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

          (f) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                    ARTICLE 2

                       PURCHASE AND DELIVERY OF THE ASSETS

      2.1. Delivery of the Assets.

          (a) Subject to and upon the terms and conditions of this Agreement, except as specifically provided in Section 2.1(b) hereof, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to GoAmerica, and GoAmerica shall purchase from the Seller, free and clear of all Liabilities and Encumbrances of any nature whatsoever (except as otherwise expressly provided herein), all of the properties, assets and other claims, rights and interests of the Seller or which are used in the Business of whatever kind, character or description, whether real, personal or mixed, tangible or intangible, wherever situated (the "Assets"), including without limitation:

               (i) all inventories of raw materials, work in process, goods in transit (i.e., inventories purchased by, but not delivered to, the Seller), finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items (collectively, the "Inventory");

               (ii) all accounts receivable and notes receivable (including any security held by the Seller for the payment thereof) (collectively, the "Accounts Receivable");

               (iii) those prepaid  expenses set forth in Schedule  2.1(a)(iii);


               (iv) all rights under the Contracts set forth on Schedule 2.1(a)(iv) (collectively, the "Contract Rights");

               (v) all real property set forth on Schedule 2.1(a)(v), together with all buildings, fixtures and improvements located on or attached thereto, including (to the extent transferable) the Seller's right, title and interest in and to all leases, subleases, mortgages, franchises, licenses and permits, easements, rights-of-way and other interests relating to said real property (collectively, the "Real Property");

               (vi) all Books and Records utilized in the conduct of or relating to the Business or the Assets, subject to the Seller's right to retain copies thereof which the Seller reasonably requires for its ongoing operation, winding-up or dissolution;

               (vii) all rights of the Seller under express or implied warranties from the suppliers of the Assets to the extent transferable (but excluding such rights insofar as the same pertain to Liabilities retained by the Seller hereunder);

               (viii) the motor vehicles listed on Schedule 2.1(a)(viii);

               (ix) all of the Fixed Assets which are owned by the Seller and used or useful in the Business including but not limited to all of the Fixed Assets located at the Real Property set forth on Schedule 2.1(a)(v);

               (x) all right, title and interest of the Seller in and to all Proprietary Rights owned by the Seller or, where not owned, used or licensed by the Seller in connection with the Business and all goodwill associated therewith;

               (xi) all transferable Permits to or from, or filings,  notices or
recordings  to  or  with,  federal,   state,  foreign,  and  local  Governmental
Authorities as held or effected by the Seller in connection with the Assets;

               (xii) all of the Seller's goodwill and the exclusive right to use the names of the Seller as all or part of a corporate name;

               (xiii) cash or cash equivalents ("Cash");

               (xiv) all claims, causes of action, rights of recovery and rights of set-off of any kind of the Seller;

               (xv) the right to receive and retain mail, Accounts Receivable payments and other communications relating to the Business;

               (xvi) the right to bill and receive payment for services performed by the Seller but unbilled or unpaid as of the Closing;

               (xvii) all telephone numbers (including "800" numbers) used by the Seller;

               (xviii) (A) the right to use the office space at 433 Hackensack Avenue, Hackensack, New Jersey, currently used by the Seller (the "Premises") for the period of time and at the rental rates described on Schedule 2.1(a)(xviii) attached hereto, under the real property lease attached hereto as
Exhibit 2.1(a)(xviii) (the "Existing Premises Lease"); and (B) the right to apply and receive the proceeds from the security deposit, in the form of a letter of credit, of the Seller held by the sublandlord of the Premises;

               (xix) all methodologies, software products, databases, products under development, software development tools, object code and source code used in the Business of the Seller, including without limitation those products listed on Schedule 2.1(a)(xix) attached hereto and all software products, databases and derivative works developed or marketed by the Seller regardless of where such products and derivative works are located or were developed (collectively, the "Products"); and

               (xx) except as specifically provided in Section 2.1(b) hereof, all other assets, properties, claims, rights and interests of the Seller which relate to the Business and exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

          (b) Notwithstanding the provisions of Section 2.1(a) above, the Assets to be transferred to GoAmerica under this Agreement shall not include (i) the shares of stock of Biotechinvest.com Inc. owned by the Seller set forth on
Schedule 2.1(b), (ii) any of Seller's rights or consideration under this Agreement, (iii) any refunds of federal, state, foreign or local income or other Tax paid by the Seller, (iv) any insurance policies currently held by the Seller and related premium agreements for general liability, product liability and workers compensation insurance for periods prior to the Closing Date, (v) any Employee Plans or (vi) those other assets listed on Schedule 2.1(b) attached hereto (collectively, the "Excluded Assets").

      2.2. Further Assurances.

          (a) At the Closing, the Seller shall execute and deliver a General Assignment and Bill of Sale (the "Bill of Sale"), in substantially the form attached hereto as Exhibit A, and the Assignment of Proprietary Rights, in substantially the form attached hereto as Exhibit B (the "Proprietary Rights
Assignment"). At any time and from time to time after the Closing, at GoAmerica's request and without further consideration, the Selling Parties and their Affiliates promptly shall execute and deliver such assignments of leases and other instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as GoAmerica may reasonably request to more effectively transfer, convey and assign to GoAmerica, and to confirm GoAmerica's title to, all of the Assets related to the Business, to put GoAmerica in actual possession and operating control thereof, to assist GoAmerica in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

          (b) The Seller and GoAmerica each will use its best efforts to obtain as promptly as possible written consents to the transfer, assignment or sublicense to GoAmerica of the Contracts being transferred pursuant to Section 2.1(a) hereof where the approval or other consent of any other Person is required. If any such approval or consent cannot be obtained, or if the parties hereafter agree in writing that it is not in their respective best interests to obtain any such approval or other consent, the Selling Parties and their Affiliates will cooperate with GoAmerica in any reasonable arrangement designed to provide GoAmerica with substantially the same economic benefits as if such approval or other consent had been obtained and the transfer effected on or before the Closing Date.

      2.3. Assumption of Liabilities.

          (a) At the Closing, GoAmerica shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption"), in substantially the form attached hereto as Exhibit C, pursuant to which it shall assume and agree to (i) perform, pay and discharge, in accordance with their respective terms, all those Liabilities set forth on Schedule 2.3(a) attached hereto which were incurred in the ordinary course of business of the Business and are outstanding on the date hereof and as of the Closing Date (ii) perform in accordance with their terms those obligations outstanding on the Closing Date under the Contracts; and (iii) perform in accordance with their terms those Liabilities arising after the Closing Date from any Contract which GoAmerica has requested be transferred to it pursuant to Section 2.1(a) but which has not been so transferred due to the failure of the Seller to obtain the consent or approval required for such transfer, provided that GoAmerica has received substantially the same economic benefit of such Contract as if such consent or approval had been obtained (the obligations set forth in (i), (ii) and (iii) are, collectively, the "Assumed Liabilities").

          (b) Except as otherwise provided herein, GoAmerica shall not assume any of the Liabilities of the Selling Parties and shall purchase the Assets free and clear of all Encumbrances and the Selling Parties each represent, warrant and agree that GoAmerica shall not be or become liable for any Liabilities not expressly assumed in this Agreement of any kind whatsoever arising out of or relating to the conduct of the Business by Seller or the Assets or Assumed Liabilities prior to the Closing Date. Without limiting the foregoing, at the Closing, GoAmerica shall not assume or agree to perform, pay or discharge, and the Selling Parties shall remain unconditionally liable for, all Liabilities of the Selling Parties other than the Assumed Liabilities, including but not limited to:

               (i) worker's compensation claims arising from events prior to the Closing;

               (ii) stock option or other stock-based awards made by the Seller other than under any Employee Plan;

               (iii) Liabilities for any federal, state, local or foreign income taxes (including interest, penalties and additions to such taxes) or any deferred income taxes of the Selling Parties;

               (iv) Liabilities for any payroll taxes (including interest, penalties and additions to such taxes), except those Liabilities to Seller's Employees who become employees of GoAmerica after the Closing relating solely to and arising solely out of their term of employment with GoAmerica;

               (v) Liabilities arising out of or related to any Environmental Claims or Environmental Laws prior to the Closing incurred for violations of occupational safety, wage, health, welfare, employee benefit or environmental laws or regulations prior to the date hereof and the Closing Date;

               (vi) Liabilities to the extent related to the Excluded Assets;

               (vii) except as otherwise set forth herein, any Tax imposed upon, or incurred by, the Selling Parties, if any, in connection with or related to this Agreement or the transactions contemplated hereby (including interest, penalties and additions to such Taxes);

               (viii) Liabilities for any commercial rent taxes to the extent accrued but not paid prior to the Closing;

               (ix) other than the Assumed Liabilities, any Liabilities of the Seller to third parties arising out of the failure of the Seller to obtain any necessary Consents to the assignment to GoAmerica of Contracts to which the Seller is a party (including damages asserted by third parties for breach of such Contracts due to the failure to obtain such Consents);

               (x) Liabilities, contingent or otherwise, which are not disclosed on Schedule 2.3(a);

               (xi) Liabilities for borrowed money or liabilities, other than the Assumed Liabilities, to creditors of the Seller;

               (xii) Liabilities of the Seller for any state franchise taxes or annual license or other fees relating to incorporation as a corporation in New Jersey or qualification as a foreign corporation or authorization to do business in such other states (including interest, penalties and additions to such taxes and fees);

               (xiii) Liabilities arising out of any Claim made by Menachem Bazian in connection with any ownership interest that he may allege in the Seller; and

               (xiv) any other Liabilities of any kind or nature whether now in existence or arising hereafter not expressly assumed by GoAmerica under Section 2.3(a) hereof.

      2.4. Purchase Price.

          (a) In consideration of the transfer of the Business and Assets of the Seller to GoAmerica hereunder, GoAmerica will assume the Assumed Liabilities; will pay an aggregate purchase price (the "Purchase Price"), subject to the provisions of this Section 2.4, equal to (i) $6,000,000 in Cash payable to the Seller as set forth below (the "Cash Consideration"), and (ii) $4,000,000 payable to the Seller, such amount to be paid at the Closing (subject to Section
2.5 below) by the issuance of such number of shares of restricted Parent Stock which, when multiplied by the average closing price of such Parent Stock on the Nasdaq National Market for the ten (10) trading days ending three (3) days prior to the date hereof, equals $4,000,000 (the "Stock Consideration"). In addition, GoAmerica will make payments to former Employees of Seller in accordance with
Section 5.5 hereof.

               (i) At the Closing, GoAmerica shall deliver that portion of the aggregate Cash Consideration equal to $4,000,000 via wire transfer to an account designated in writing by the Seller (the "Transfer Account"). The remaining $2,000,000 of the Cash Consideration (the "Balance Amount") shall be payable as follows:

                    (A) For each fiscal  quarterly  period of  GoAmerica  ending subsequent to the Closing Date, GoAmerica shall, within fifteen (15) business days after the end of each of the respective quarterly periods, calculate the amount of billed and collected Accounts Receivable attributable to the operations of the Business and the Assets as acquired by GoAmerica pursuant to this Agreement during such quarterly period (the "Flash Receivables") (with respect to the fourth quarter of 2000 such calculation shall not include any amounts billed or collected by the Seller on or prior to the Closing Date) and the costs and expenses associated therewith. In no event shall GoAmerica be required to pay more than once for any Account Receivable. Within thirty (30) business days after the applicable quarter-end date, GoAmerica shall deliver to the Seller, as payment toward the Balance Amount, a cash payment equal to the net profit on the Flash Receivables for the respective fiscal quarterly period (the "Earn-Out

Payments"). The Earn-Out Payments shall be made via wire transfer to the Transfer Account and shall continue until the Balance Amount is paid in full. In no event shall the Seller be entitled to Earn-Out Payments in excess of the Balance Amount.

                    (B) If any portion of the Balance Amount remains unpaid as of the first anniversary of the Closing Date, then, notwithstanding subparagraph
(A) above, the entire amount of such unpaid portion shall be immediately due and payable on such date.

                    (C) In the event the Seller disputes the Flash Receivables as determined by GoAmerica, the Seller shall notify GoAmerica in writing within fifteen (15) days after receipt of the respective Earn-Out Payment setting forth the amount, nature and basis of the dispute. Within the following thirty (30) calendar days, the parties shall use their best efforts to resolve such dispute. Upon their failure to do so, the dispute shall be submitted for arbitration as follows:

                              (1)   The   arbitrator    shall   be   a    public
accounting firm located in the State of New Jersey. In the event the selected arbitrator declines or is unable to serve for any reason, the parties shall select another arbitrator. Upon their failure to agree on another arbitrator, the Commercial Arbitration Rules of the American Arbitration Association shall be invoked to make such selection.

                              (2)   The    arbitrator    shall    follow   the
Commercial Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrator shall: substantially comply with the rules of evidence; grant essential but limited discovery; provide for the exchange of witness lists and exhibit copies; and conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrator to make findings of specific factual issues.

                              (3)   The    arbitrator    shall   complete    its
proceedings and render its decision within forty (40) calendar days after submission of the dispute to it, unless both parties agree to an extension. Each party shall cooperate with the arbitrator to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrator to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. In the event the arbitrator does not fulfill its responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of a new arbitrator. The decision of the arbitrator shall be final and binding upon the parties and accordingly a judgment by a court of competent jurisdiction may be entered in accordance therewith.

          (b) Allocation of Purchase Price. The aggregate amount of the Purchase Price shall, for tax purposes only, be allocated among the Assets and Assumed Liabilities substantially in accordance with the amounts set forth on Schedule 2.4(b). The Seller and GoAmerica agree that they will not take any position which is materially inconsistent with the allocations provided for in this Agreement in preparing income, capital or franchise tax returns.

      2.5. Escrow of Shares.

      On the Closing Date, Parent shall deposit fifteen percent (15%) of the Stock Consideration (the "Escrow Shares") with an escrow agent reasonably satisfactory to the Seller and Parent to be held and disbursed by that escrow agent in accordance with Escrow Agreement to be entered into among Parent, the Seller, the Escrow Agent and the Shareholders, in substantially the form attached hereto as Exhibit D (the "Escrow Agreement"). To the extent GoAmerica is entitled to make a claim against the Escrow Shares pursuant to this Agreement and the terms of the Escrow Agreement, GoAmerica shall set off and apply against Indemnifiable Losses the Escrow Shares distributable to it in accordance with the terms hereof and of the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, the Escrow Shares shall be valued at any time, for purposes of set off against any Indemnifiable Losses, at the then current market value of Parent Stock.

      2.6. Closing Date and Place. Subject to Section 6.1, the Closing shall take place at the offices of Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey 08540 on November 7, 2000 (the "Closing Date"), or such other date or place as is mutually agreed upon by the parties. The transfer of the Assets by the Seller to GoAmerica shall be deemed to occur on the Closing Date.

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF THE
                                 SELLING PARTIES

      As an inducement for GoAmerica and Parent to enter into this Agreement, each of the Selling Parties hereby makes jointly and severally, as of the Closing Date, the following representations and warranties to GoAmerica and Parent, except as otherwise set forth in written disclosure schedules (the "Flash Schedules") delivered to GoAmerica prior to the date hereof (and which shall be true and accurate as of the Closing Date), copies of which are attached hereto. The Flash Schedules are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Flash Schedule shall be deemed made in any other Flash Schedule unless expressly made therein (by cross-reference or otherwise).

      3.1. Organization of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Seller is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its Business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
Schedule 3.1(a) contains a true, correct and complete list of all of the jurisdictions in which the ownership of the Assets used in the Business or the nature of the Business requires qualification. The Seller has all requisite power and authority (corporate and other) to own its properties, to carry on its Business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby.
Schedule 3.1(b) sets forth the authorized and outstanding capital stock or equity interests of the Seller as well as the record and beneficial owners thereof. The Seller does not have any Subsidiaries. No one other than the current equity owners of the Seller have ever had any ownership interest in the Business.

      3.2. Authorization. Each of the Selling Parties has all necessary corporate or other power and authority to enter into this Agreement and the agreements contemplated hereby to which each is a party and has taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform his or its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Selling Parties, and this Agreement is, and upon execution and delivery each of the agreements contemplated hereby to which the Selling Parties are a party, as applicable, will be, a valid and binding obligation thereof, enforceable against the respective Selling Party in accordance with its terms, except as enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      3.3. Officers and Directors. Schedule 3.3 attached hereto contains a true, correct and complete list of all the officers and directors of the Seller.

      3.4. Bank Accounts; Securities. Schedule 3.4 attached hereto contains a list of all bank accounts, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities in the name of, or owned or controlled by, the Seller and Persons authorized to draw thereon or have access thereto, as applicable.

      3.5. Ownership of the Assets. The Seller is the true and lawful owner of the Assets, and has the right to sell and transfer to GoAmerica good and marketable title to all the Assets. The delivery to GoAmerica of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to all the Assets in GoAmerica. No third party has any rights, whether by ownership, license or otherwise, to the Assets. The Assets to be conveyed to GoAmerica hereunder constitute all properties, assets, rights and claims which are necessary to the conduct of the Business as currently conducted by the Seller.

      3.6. Real Property. Schedule 2.1(a)(v) attached hereto sets forth an accurate list of all Real Property and Contracts related thereto (the "Real Property Agreements"). True, correct and complete copies of the Real Property Agreements, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Seller to GoAmerica. The Seller has good and valid title to the Real Property free and clear of all Encumbrances, except Permitted Encumbrances, and the Real Property listed on
Schedule 2.1(a)(v) constitutes the only Real Property used in the Business. The Real Property Agreements are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and have not been modified or amended since the date of delivery to GoAmerica. No party to any Real Property Agreement has sent written notice to the other claiming that such party is in Default thereunder, which Default remains uncured. There has not occurred any event which would constitute a breach of or Default in the performance of any material covenant, agreement or condition contained in any Real Property Agreement by the Seller or, to the Seller's knowledge, with respect to any other party to the Real Property Agreement, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material Default. The Seller is not obligated to pay any leasing or brokerage commission relating to any Real Property Agreement and will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal or extension of any Real Property Agreement. No material construction, alteration or other improvement work with respect to any of the Real Property remains to be paid for or to be performed by any party under any Real Property Agreement. Except as set forth in
Schedule 3.6, the Seller has fulfilled all material obligations required pursuant to the Real Property Agreements. None of the Real Property Agreements imposes any restrictions that would materially interfere with the continued operation of the Business as currently conducted on any of the properties that are the subject of the Real Property Agreements. There is no pending or, to the knowledge of the Seller, threatened eminent domain taking or condemnation that will or may affect any of the properties that are the subject of the Real Property Agreements.

      3.7. Fixed Assets. Schedule 3.7 attached hereto sets forth an accurate list of all Fixed Assets of the Seller and Contracts related thereto (the "Fixed Assets Agreements"). True, correct and complete copies of the Fixed Assets Agreements, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Seller to GoAmerica. The Seller has good and valid title to the Fixed Assets free and clear of all Encumbrances, except Permitted Encumbrances, and the Fixed Assets listed on Schedule 3.7 constitute the only Fixed Assets used in the Business. The Fixed Assets Agreements are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and have not been modified or amended since the date of delivery to GoAmerica. No party to any Fixed Assets Agreement has sent written notice to the other claiming that such party is in Default thereunder, which Default remains uncured. There has not occurred any event which would constitute a breach of or Default in the performance of any material covenant, agreement or condition contained in any Fixed Assets Agreement by the Seller or, to the Seller's knowledge, with respect to any other party to the Fixed Assets Agreement, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material Default. The Seller is not obligated to pay any leasing or brokerage commission relating to any Fixed Assets Agreement and will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal or extension of any Fixed Assets Agreement. The Seller has fulfilled all material obligations required pursuant to the Fixed Assets Agreements. None of the Fixed Assets Agreements imposes any restrictions that would materially interfere with the continued operation of the Business as currently conducted on any of the Fixed Assets that are the subject of the Fixed Assets Agreements.

      3.8. Environmental Matters.

          (a) The Seller is in material compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct the Business as currently being conducted or proposed to be conducted. All such Permits are listed on Schedule 3.8(a) attached hereto. None of the Selling Parties have received any notice to the effect that, or otherwise has knowledge that, (i) the Seller is not in compliance in any material respect with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are likely to result in a failure of the Seller to comply with, or a violation by the Seller of, any such Environmental Laws or Permits required thereunder. The Seller has not taken any action during the previous five (5) years that would, to the knowledge of any of the Selling Parties, constitute a violation of any Environmental Laws.

          (b) There are no existing or, to the knowledge of any of the Selling Parties, potential, Environmental Claims against the Seller, nor has any of them received any written notification or otherwise has any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Seller.

          (c) The Seller is not a party, whether as a direct signatory or as a successor, assign or third-party beneficiary, nor is the Seller otherwise bound, to any Contract (excluding insurance policies disclosed on the Schedules) under which the Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

          (d) The Seller has not released any other Person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (e) Complete and accurate copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, either by the Seller or any Person engaged by the Seller for such purpose, at any facility owned or formerly owned by the Seller has been made available to GoAmerica and a list of all such reports, audits and assessments is set forth on Schedule 3.8(e).

      3.9. Contracts.

          (a) Disclosure. Schedule 3.9(a) sets forth a complete and accurate list of all of the Contracts for the following categories:

               (i) Contracts not made in the ordinary course of business;

               (ii) Development, partnership or joint venture agreements;

               (iii) License agreements or royalty agreements, whether the Seller is the licensor or licensee thereunder;

               (iv) Confidentiality and non-disclosure agreements (whether the Seller is the beneficiary or the obligated party thereunder);

               (v) Consulting or service agreements, customer orders or sales contracts under which any customer has made or is expected to make a payment(s) after the date hereof;

               (vi)  Contracts   granting  the  Seller  the  right  to  use  any
Proprietary Rights of another Person, or granting another Person the right to use, or restricting the right of the Seller to use, any Proprietary Rights;

               (vii) Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $10,000 after the date hereof or otherwise material to the Business or the Assets;

               (viii)   Contracts   or   commitments   relating  to   commission
arrangements with others;

               (ix) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Seller or (B) that will result in the payment by, or the creation of any Liability of the Selling Parties to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

               (x) Indemnification agreements;

               (xi) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Seller shall be the borrower, lender or guarantor thereunder;

               (xii) Contracts containing covenants limiting the freedom of the Seller, or any officer, director, Employee or Affiliate of the Seller, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

               (xiii) Any Contract with a federal, state or local Governmental Authority;

               (xiv) Any Contract with a Related Party; and

               (xv) Any other Contract under which the consequences of a Default or termination would reasonably be expected to have a Material Adverse Effect on the Seller, individually or in the aggregate.

      Complete and accurate copies of all of the Contracts listed on Schedule 3.9(a), including all amendments and supplements thereto, have been made available to GoAmerica. The Seller has included as part of Schedule 3.9(a) a brief summary of the material terms of each oral Contract.

          (b) Absence of Defaults. All of the Contracts are valid, binding and enforceable in accordance with their terms with no existing or, to the knowledge of any of the Selling Parties, threatened Default or dispute. The Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such

Contracts. To the knowledge of any of the Selling Parties, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to any of the Selling Parties. None of the Selling Parties has any reason to believe that the services called for by any executory Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will, upon performance by the Seller result in a loss to the Seller.

          (c) Service Warranty. The Seller has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, Liability for breach of any service warranty (whether covered by insurance or not) on the part of the Seller, with respect to services rendered or the omission thereof prior to or on the Closing Date.

      3.10. No Conflict or Violation;  Consents. Except as set forth on Schedule
3.10 attached hereto, none of the execution, delivery or performance of this Agreement or any of the agreements contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Selling Parties with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of the Seller, (b) violate, conflict with, or result in a breach of or constitute a Default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which any of the Selling Parties is a party or by which any of the Selling Parties is bound or to which any of the Assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Assets or the Business. Except as set forth on Schedule 3.10, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local Governmental Authorities) are necessary to be made or obtained by any of the Selling Parties in connection with the execution, delivery or performance of this Agreement or any of agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

      3.11. Permits. Schedule 3.11 sets forth a complete list of all material Permits not otherwise disclosed in any of the Flash Schedules, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. The Seller has, and at all times has had, all material Permits required under any applicable Regulation in its operation of the Business or in its ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. The Seller is not in Default, nor have any of the Selling Parties received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule 3.11, will not be adversely affected by the completion of the transactions contemplated by this Agreement or the agreements contemplated hereby.

      3.12. Financial Statements; Books and Records.

          (a) The Financial Statements are complete, are in accordance with the Books and Records and fairly present the Assets and Liabilities of the Seller and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby.

          (b) The Seller maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (c) The Books and Records, in reasonable detail, accurately and fairly reflect the activities of the Seller and the Business and have been provided to GoAmerica for its inspection.

          (d) The Seller has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records.

          (e) The stock records and minute books of the Seller that are made available to GoAmerica fully reflect all minutes of meetings, resolutions and other material actions and proceedings of its shareholders and board of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of which the Selling Parties are aware and contain true, correct and complete copies of its Certificate of Incorporation and Bylaws and all amendments thereto through the date hereof and as of the Closing Date.

      3.13.  Absence  of  Certain  Changes  or  Events.  Except  as set forth on
Schedule 3.13, since the Balance Sheet Date there has not been any:

          (a) Material Adverse Change with respect to the Seller;

          (b) failure to operate the Business in the ordinary course so as to use its commercially reasonable efforts to preserve the Business intact and to preserve the continued services of its Employees and the goodwill of suppliers, customers and others having business relations with the Seller or its respective Representatives;

          (c) resignation or termination of any officer or Employee, or, except as set forth on the Salary Table, any increase in the rate of compensation payable or to become payable to any officer, Employee or Representative of the Seller, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined below);

          (d) payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of the Assets to, or entering into of any Contract with, any Related Party except (i) directors' fees, and (ii) compensation to Employees at the rates disclosed pursuant to Section 3.15(d);

          (e) sale, assignment, license, transfer or Encumbrance of any of the Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

          (f) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

          (g) actual or threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

          (h) disposition or lapsing of any Proprietary Rights of the Seller, in whole or in part, or any disclosure of any Trade Secrets to any Person not an Employee;

          (i) change in accounting methods or practices by the Seller;

          (j) revaluation by the Seller of any of the Assets, including writing off notes or Accounts Receivable other than for which adequate reserves have been established;

          (k) damage, destruction or loss (whether or not covered by insurance) having a Material Adverse Effect on the Assets, the Business or the prospects of the Seller;

          (l)   declaration,   setting   aside  or  payment  of   dividends   or
distributions in respect of any capital stock of the Seller or any redemption, purchase or other acquisition of any equity securities of the Seller;

          (m) issuance or reservation for issuance by the Seller of, or commitment of it to issue or reserve for issuance, any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

          (n) increase, decrease or reclassification of the capital stock of the Seller;

          (o) amendment of the Certificate of Incorporation or Bylaws of the Seller;

          (p) capital expenditure or execution of any lease or any incurring of Liability therefor by the Seller, involving payments in excess of $10,000 in the aggregate;

          (q) failure to pay any material obligation of the Seller when due;

          (r) cancellation of any indebtedness or waiver of any rights of substantial value to the Seller, except in the ordinary course of business and consistent with past practice;

          (s) indebtedness incurred by the Seller for borrowed money or any commitment to borrow money entered into by the Seller, or any loans made or agreed to be made by the Seller;

          (t) Liability incurred by the Seller except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

          (u) payment, discharge or satisfaction of any Liabilities of the Seller other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice;

          (v) acquisition of any equity interest in any other Person; or

          (w) agreement by the Seller to do any of the foregoing.

      3.14. Liabilities. The Seller does not have any Liabilities or obligations (absolute, accrued, contingent or otherwise) except (a) Liabilities which are reflected and properly reserved against in the Financial Statements, (b) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date (all of which liabilities do not exceed $50,000 in the aggregate) and (c) Liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on Schedule 3.9(a) or which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. None of the Liabilities described in this section relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions"). The reserves set forth on the Balance Sheet for Liabilities are reasonable.

      3.15. Litigation. There is no Action, pending or, to the knowledge of any of the Selling Parties, threatened or anticipated (a) against, relating to or affecting the Seller, any of the Assets or any of the Seller's Affiliates, (b) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the agreements contemplated hereby or (c) with respect to which there is a reasonable likelihood of a determination which would prevent any of the Selling Parties from consummating the transactions contemplated hereby. To the knowledge of any of the Selling Parties, there is no basis for any Action, which if adversely determined against any of the Selling Parties, their respective Affiliates or any other Person could reasonably be expected to result in a loss to the Seller. There are presently no outstanding judgments, decrees or orders of any court or any Governmental Authority against or affecting the Seller, the Business or any of the Assets. Schedule 3.15 contains a complete and accurate description of all Actions since the date on which the Seller was incorporated to which the Seller has been a party or which relate to any of the Assets or their respective officers or directors as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by the Seller for collection of monies owed in the ordinary course of business. No representation is made in this section with respect to matters covered in Section 3.21 (Tax Matters).

      3.16. Labor Matters.

          (a) Attached hereto as Schedule 3.16 is a list of the names of all present Employees and each Employee's current salary or hourly wages and other compensation payable by the Seller to each of such Employees (the "Salary Table").

          (b) The Seller is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make the Seller conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of the Seller. There is no unfair labor practice charge or complaint against the Seller pending before the National Labor Relations Board or any other governmental agency arising out of the Seller's activities, and none of the Selling Parties has any knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Seller nor is any grievance currently being asserted against it; and the Seller has not experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of the Selling Parties, threatened between the Seller and any of its respective Employees, and none of the Selling Parties is aware of any facts which could reasonably result in any such controversy.

          (c) The Seller is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar Taxes, and none of them are engaged in any unfair labor practice. The Seller is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

          (d) The Seller has not entered into any severance or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of GoAmerica or the Seller to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or any of agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

      3.17. Employee Plans.

          (a) Schedule 3.17 contains a complete list of Employee Plans. Neither the Seller nor any entity which is or was a member of the same "controlled group," within the meaning of Section 414(b) of the Code, or under "common control" within the meaning of Section 414(c) of the Code, with the Seller ("Controlled Group Entity") has ever sponsored, maintained or contributed to any Employee Plan other than those listed on Schedule 3.17. True and complete copies of each of the following documents have been delivered by the Seller to GoAmerica: each Employee Plan listed on Schedule 3.17 (and, if applicable, related trust agreements, annuity contracts or other funding instruments) and all amendments thereto, all summary plan descriptions, summary of material modifications (as defined in ERISA) and all written interpretations and descriptions thereof which the Seller generally has distributed to participants therein, the number of and a general description of the level of Employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing.

          (b) Types of Plans:

               (i) Pension Plans. Neither the Seller nor any Controlled Group Entity has ever maintained or contributed to any Pension Plan subject to the minimum funding requirements of ERISA.

               (ii) Multiemployer Plans. Neither the Seller nor any Controlled Group Entity has any Liability with respect to a Multiemployer Plan, and no Liability will arise or be imposed on the Seller under, or with respect to, any Multiemployer Plan.

               (iii) Welfare Plans. Neither the Seller nor any Controlled Group Entity has any Liability with respect to any Welfare Plan, and no Liability will arise or be imposed on the Seller under, or with respect to, any Welfare Plan, except Liabilities for benefits incurred in the ordinary course in accordance with the terms of any Welfare Plan.

               (iv) Benefit Arrangements. Each Benefit Arrangement presently complies and has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including, without limitation, the Code. Except as provided by law or in any employment agreement set forth on Schedule 3.9(a), the employment of all Persons presently employed or retained by the Seller is terminable at will.

               (v) No Acceleration or Creation of Rights. Neither the execution and delivery of this Agreement or the agreements contemplated hereby by the
Seller nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any Person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

      3.18. Transactions with Related Parties. Except as otherwise disclosed in the Flash Schedules, to the knowledge of any of the Selling Parties, no Related Party (a) has borrowed or loaned money or any other property to the Seller which has not been repaid or returned, (b) has any contractual or other claims, express or implied, of any kind whatsoever against the Seller or (c) has any interest in any property used by the Seller.

      3.19. Compliance with Law. The Seller has conducted the Business in material compliance with all applicable Regulations and Court Orders. The Selling Parties have not received any notice to the effect that, or have otherwise been advised that, the Seller is not in compliance with any such Regulations or Court Orders, and the Selling Parties have no reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

      3.20. Proprietary Rights.

          (a) General. Schedule 3.20 sets forth with respect to the Proprietary Rights of the Seller: (i) for each patent and patent application, including petty patents and utility models and applications therefor, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country; (ii) for each trademark, tradename or service mark, whether or not registered, the date first used, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered; (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered; (iv) for each mask work, whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration; (v) a description of all Trade Secrets; (vi) all such Proprietary Rights in the form of licenses; and (vii) a list of all domain names and corporate names used by the Seller in conducting the Business. True and correct copies of all Proprietary Rights (including all pending applications, application related documents and materials and written materials relating to Trade Secrets) owned, controlled or used by or on behalf of the Seller or in which the Seller has any interest whatsoever have been provided or made available to GoAmerica.

          (b) Adequacy. The Proprietary Rights of the Seller are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated.

          (c) Royalties and Licenses. The Seller has no obligation to compensate any Person for the use of any of its Proprietary Rights nor, except in the ordinary course of business, has the Seller granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not, except licenses set forth on
Schedule 3.9(a).

          (d) Ownership. The Seller owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of the Seller by reason of the execution, delivery and performance of this Agreement or the agreements contemplated hereby, or the consummation of the transactions contemplated hereby or thereby. The patents are valid and in full force and effect and are not subject to any fines, maintenance fees or Actions failing due within ninety (90) days after the Closing Date. The Selling Parties are the "authors" of all Proprietary Rights consisting of works in which copyright exists (other than those licensed by the

Selling Parties), whether or not such copyright has been registered and only past and current Employees of the Seller were involved in the creation of the works.

          (e) Absence of Claims. None of the Selling Parties (i) has received any notice alleging, or otherwise has knowledge of facts that might give rise to, invalidity with respect to any of the Proprietary Rights of the Seller, or
(ii) has received any notice of alleged infringement of any rights of others due to any activity by the Seller. To the knowledge of any of the Selling Parties, the Seller's use of its Proprietary Rights in its Business do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person (i) has notified any of the Selling Parties that it is claiming any ownership of or right to use any of the Seller's Proprietary Rights, or (ii) to the knowledge of any of the Selling Parties, is infringing upon any such Proprietary Rights in any way.

          (f) Protection of Proprietary Rights. All of the pending applications for the Seller's Proprietary Rights have been duly filed and all other actions to protect the Proprietary Rights which are the subject of such applications have been taken. The Seller has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights that are material to the Business. None of Selling Parties has knowledge of any breach of any such confidentiality or nondisclosure agreement by any party thereto.

      3.21. Tax Matters.

          (a) Filing of Tax Returns. The Seller has timely filed with the appropriate taxing authorities all Tax Returns in respect of Taxes required to be filed through the date hereof and as of the Closing Date. The Tax Returns filed are complete and accurate in all material respects. Except as specified in
Schedule 3.21, the Seller has not requested any extension of time within which to file Tax Returns in respect of any Taxes. The Seller has delivered to GoAmerica complete and accurate copies of the Seller's federal, state and local Tax Returns for the years ended December 31, 1999, 1998 and 1997.

          (b) Payment of Taxes. All Taxes due from the Seller, or for which the Seller could be liable, in respect of periods (or portions thereto) beginning before the Closing Date have been timely paid or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in Schedule
3.21 or the Financial Statements, and the Seller has no material Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that the Seller is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate Governmental Authorities to the extent due and payable.

          (c) Audits, Investigations or Claims. No deficiencies for Taxes of the Seller have been claimed, proposed or assessed by any taxing or other Governmental Authority. There are no pending or, to the knowledge of any of the Selling Parties, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of the Selling Parties, and there are no matters under discussion with any Governmental Authorities, or known to the

Selling Parties, with respect to Taxes that are likely to result in an additional Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on Schedule 3.21 and, except as set forth in such Schedule, the Selling Parties have not been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Seller.

          (d) Lien. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on any of the Assets.

          (e) Tax Elections. All elections with respect to Taxes affecting the Seller or its respective Assets as of the Closing Date are set forth on the Seller's latest Tax Returns or on Schedule 3.21. Neither the Seller nor its Shareholders or Affiliates (i) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Assets; (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) has made an election, or is required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) has directly or indirectly secured any debt the interest on which is tax exempt under Section 103(a) of the Code; or (v) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

          (f) Prior Affiliated Groups. The Seller has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined consolidated or unitary state or local return.

          (g) Tax-Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Seller, and, after the Closing Date, the Seller shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

          (h) Partnerships. The Seller has no interest in or is subject to any joint venture, partnership, limited liability company or other arrangement or contract which is treated as a partnership for federal income tax purposes. The Seller is not a successor to any other Person by way of merger, reorganization or similar transaction.

          (i) No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of Subtitle A of the Code or of any other provision of law.

      3.22. Insurance. Schedule 3.22 contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which the Seller is the owner, insured or beneficiary. All of such policies are sufficient for (a) complying with all Regulations and all of the Contracts, (b) covering all reasonably foreseeable damage to and liabilities or contingencies relating to the Seller's conduct of the Business and (c) providing replacement cost insurance coverage for all of the Assets. The Seller is not in Default under any of such policies or binders, and has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to the Selling Parties upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and will be as of the Closing Date.

      3.23. Accounts Receivable. The Accounts Receivable reflected in the Balance Sheet, and all Accounts Receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. To the knowledge of any of the Selling Parties, all such receivables are fully collectible in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the Books and Records.

      3.24. Inventory. The value at which the Inventory is shown on the Balance Sheet has been determined in accordance with the normal valuation policy of the Seller, consistently applied and in accordance with GAAP. The Inventory (and the specific items acquired subsequent to the Balance Sheet Date) consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of the Business. Schedule 3.24 contains a complete and accurate list of all Inventory as of the Balance Sheet Date and the addresses at which the Inventory is located.

      3.25. Purchase Commitments. As of the date of this Agreement, except as set forth in the Contracts, the aggregate of all accepted and unfulfilled orders for the rendering of services entered into by the Seller does not exceed $100,000, and the aggregate of all Contracts for the purchase of supplies by the Seller does not exceed $100,000, all of which orders and Contracts were made in the ordinary course of business. No outstanding purchase or outstanding lease commitment of the Seller presently is in excess of the normal, ordinary and usual requirements of the Business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in the Seller's business.

      3.26. Customers and Suppliers. Schedule 3.26 sets forth a complete and accurate list of the names and addresses of (i) the twenty (20) customers who purchased from the Seller the greatest dollar volume of services during its last fiscal year and last fiscal quarter, showing the approximate total sales in dollars to each such customer during such fiscal year and quarter, and (ii) the ten suppliers with the greatest dollar volume of sales to the Seller during the last fiscal year and during the last fiscal quarter, showing the approximate total purchases in dollars by the

Seller from each such supplier during such fiscal year. Since the Balance Sheet Date, there has been no Material Adverse Change in the business relationship of the Seller with any customer or supplier named on Schedule 3.26. The Selling Parties have not received any written communication from any customer or supplier named on Schedule 3.26 of any intention to terminate its business relationship with the Seller .

      3.27. Brokers; Transaction Costs. None of the Selling Parties has entered into or will enter into any Contract with any Person which will result in the obligation of GoAmerica or the Selling Parties to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

      3.28. No Other Agreements to Sell the Seller or the Assets. None of the Selling Parties has any legal obligation, absolute or contingent, to any other Person to sell the Assets or to sell any capital stock of the Seller or to effect any merger, consolidation or other reorganization of the Seller or to enter into any agreement with respect thereto, except pursuant to this Agreement.

      3.29. Certain Securities Laws Representations. With respect to the Parent Stock to be acquired in connection with the purchase of the Assets hereunder:

          (a) (i) The Seller is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act; or

               (ii) The Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Parent Stock.

          (b) The Seller is receiving the Parent Stock for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby.

          (c) The Seller has been given the opportunity to obtain any information or documents related to, and ask questions and receive answers about Parent and GoAmerica and the business, prospects and risks of each such entity which the Seller deems necessary to evaluate the merits and risks related to the Seller's investment in the Parent Stock and to verify the information the Seller received. The Seller's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risk of an investment in the Parent Stock.

          (d) The Seller's financial condition is such that it can afford to bear the economic risk of holding the Parent Stock for an indefinite period of time and has adequate means for providing for such Shareholder's current needs and contingencies and to suffer a complete loss of its investment in such shares.

          (e) All information that the Seller has provided to GoAmerica concerning itself and its financial position is correct and complete.

          (f) The Seller has been advised that (i) Parent's issuance of the Parent Stock to the Seller will not have been registered under the Securities Act, (ii) the Parent Stock may need to be held indefinitely, and the Seller must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend in substantially the following form shall be placed on the certificates representing such shares:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES ACTS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

      3.30. Material Misstatements or Omissions. No representation or warranty by the Selling Parties in this Agreement or any of agreements contemplated hereby to which each is a party, as applicable, or in any document, written information, exhibit, statement, certificate, notice or Schedule heretofore or hereinafter furnished by the Selling Parties or any of their Representatives to GoAmerica pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such agreements contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

      3.31. Solvency. The Seller is not now insolvent, and will not be rendered insolvent by any of the transactions contemplated by this Agreement. In addition, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (a) the Seller will be able to pay its debts as they become due, (b) the property of the Seller does not and will not constitute unreasonably small assets, and the Seller will not have unreasonably small assets and will not have insufficient assets with which to conduct its present or proposed business, and (c) taking into account all pending and threatened litigation, final judgments against the Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Seller. The Cash available to the Seller, after taking into account all other anticipated uses of the Cash of the Seller, will be sufficient to pay all such judgments promptly in accordance with their terms. As used in this section, (i) "insolvent" means that the sum of the present fair saleable value of the Seller's assets does not and will not exceed the Seller's debts and other probable liabilities, and (ii) the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF GOAMERICA

      As an inducement for each of the Selling Parties to enter into this Agreement, GoAmerica and Parent hereby make, jointly and severally, as of the Closing Date, the following representations to each of the Selling Parties, except as otherwise set forth in written disclosure schedules (the "GoAmerica Schedules") delivered to the Selling Parties prior to the date hereof, a copy of which is attached hereto. The GoAmerica Schedules are numbered to correspond to the various sections of this Article 4 setting forth certain exceptions to the representations and warranties contained in this Article 4 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular GoAmerica Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

      4.1. Organization. GoAmerica is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Parent is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Each of GoAmerica and Parent has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Each of GoAmerica and Parent is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Affect on such entity. GoAmerica has furnished the Seller or its counsel with copies of the Certificate of Incorporation and Bylaws of GoAmerica and Parent, as amended. Said copies are true, correct and complete and contain all amendments through the date hereof and as of the Closing Date.

      4.2. Authorization. Each of GoAmerica and Parent has all necessary corporate power and authority to enter into this Agreement and the agreements contemplated hereby to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each of GoAmerica and Parent, and this Agreement is, and upon execution and delivery each of the agreements contemplated hereby to which each of GoAmerica and Parent is a party will be, a valid and binding obligation of each of GoAmerica and Parent enforceable against each of GoAmerica and Parent in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      4.3. No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any agreements contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor compliance by GoAmerica or Parent with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of GoAmerica's or Parent's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a Default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any Contract, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which GoAmerica or Parent is a party or by which GoAmerica or Parent is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to GoAmerica or Parent or (d) impose any Encumbrance on any assets of GoAmerica or Parent. Except as set forth on Schedule 4.3, no notices to, filing or registration with, approvals or Consents of, or declarations or assignments by, any Persons (including any federal, state or local Governmental Authorities) are necessary to be made or obtained by GoAmerica or Parent in connection with the execution, delivery or performance of this Agreement or any agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

      4.4. Disclosure. No representation, warranty or other statement by GoAmerica or Parent herein contains an untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein not misleading.

                                    ARTICLE 5

                          EMPLOYEES - EMPLOYEE BENEFITS

      5.1. GoAmerica's Responsibilities; Affected Employees. Except with respect to those Employees identified in a written notice from GoAmerica to the Seller prior to the date hereof and approved by the Seller, which approval shall not be unreasonably withheld, GoAmerica agrees to offer employment, in similar positions, with comparable compensation and benefits in the aggregate (provided that, except as expressly set forth herein, such comparable benefits shall be no less or no more favorable to the Seller's Employees than that provided to similarly situated employees of GoAmerica), to all Employees of the Seller, including those Employees on leave of absence or layoff, as of the date hereof, and the Seller shall use its reasonable best efforts to have the Employees accept such offers. Employees of the Seller who accept such offers and who are employed by GoAmerica as of November 1, 2000 shall be referred to herein as "Affected Employees." Nothing in this Section 5.1 shall be deemed to require GoAmerica to employ any such Person for any period of time after November 1, 2000 or to continue after November 1, 2000 to maintain any specific benefit plan except as required under applicable law.

      5.2. Employee Plans. The Seller shall not transfer to GoAmerica any of the Employee Plans and GoAmerica shall assume no obligations thereunder. The Seller shall be solely responsible for terminating such Employee Plans and distributing the awards and assets thereunder.

      5.3. Payroll Tax. The Seller, with the cooperation of GoAmerica, agrees to make a clean cut-off of payroll and payroll tax reporting with respect to the Affected Employees paying


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


over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods ending on or prior to the date hereof. The Seller also agrees to issue, by the date prescribed by the Code, Forms W-2 for wages paid through the date hereof. GoAmerica shall be responsible for all payroll and payroll tax obligations after the date hereof for Affected Employees.

      5.4. Termination Benefits. GoAmerica shall be solely responsible for, and shall pay or cause to be paid, severance payments and other termination benefits, if any, to any Affected Employees who may become entitled to such benefits by reason of any events occurring after the date hereof. If any action on the part of the Seller prior to November 1, 2000, or if the sale to GoAmerica of the Business and the Assets of Seller pursuant to this Agreement or the transactions contemplated hereby, or, if the failure by GoAmerica to hire as a permanent employee of GoAmerica any employee of the Seller provided that GoAmerica shall have complied with its responsibilities under Section 5.1 above, shall directly or indirectly result in any Liability (a) for severance payments or termination benefits or (b) by virtue of any state, federal or local "plant-closing" or similar law, such Liability shall be the sole responsibility of the Seller, and the Selling Parties shall, jointly and severally, indemnify and hold harmless GoAmerica against such Liability.

      5.5. Payments to Seller's Employees. In addition to the Purchase Price payable to Seller pursuant to Section 2.4(a) hereof, GoAmerica will pay, less all applicable withholding required under the Code, (a) at the Closing, an aggregate of $420,000 to the Employees listed on Schedule 3.16 who are employed by Seller immediately prior to the Closing and agree to become employed by GoAmerica following the Closing, and (b) as and for year-end bonuses for the calendar year 2000, at such time (but in no event later than January 31, 2001) and in such manner as year-end bonuses otherwise are paid by GoAmerica to its employees for such year (the "Bonus Payment Date"), an aggregate of $140,000 to the Employees listed on Schedule 3.16 who become employees of GoAmerica and who remain employed by GoAmerica on the Bonus Payment Date. The aggregate amounts payable hereunder shall be allocated among the Seller's Employees in accordance with the amounts set forth opposite their names on Schedule 5.5 hereto, provided that in the event any Employee listed on Schedule 5.5 is no longer employed by Seller immediately prior to November 1, 2000, or is no longer employed by GoAmerica on the Bonus Payment Date, as the case may be, the amount otherwise payable to such Employee on such date shall be reallocated among the other Employees who are listed on Schedule 5.5 and who remain so employed on such date, in proportion to the amounts otherwise payable to such remaining Employees in accordance with Schedule 5.5. The amounts payable to such Employees in accordance with this Section 5.5 and Schedule 5.5 hereto are in addition to, and shall not reduce or be substituted for, any amount of compensation or any employee benefit otherwise payable to such employees by GoAmerica with respect to such Employees' employment with GoAmerica after the Closing. Nothing herein shall be construed as limiting or restricting GoAmerica from paying such other and further amounts of bonus compensation to such Employees as it shall in its discretion deem appropriate.

      5.6. No Third-Party Rights. Except with respect to the amounts agreed to be paid to Employees and former Employees of the Seller in accordance with
Section 5.5 above, nothing in this Agreement, express or implied, is intended to confer upon any of the Seller's Employees,


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


former Employees, Representatives, job applicants or any association or group of such Persons any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights of employment.

                                    ARTICLE 6

                                  OTHER MATTERS

      6.1. Compliance with Division of Taxation Bulk Sales Notice Requirement. GoAmerica and the Selling Parties agree that the Closing shall not occur prior to the expiration of the ten (10) day period following the filing of the Notification of Sale, Transfer or Assignment in Bulk with the State of New Jersey, Department of the Treasury, Division of Taxation as required by Section 54:32B-22(c) of the New Jersey Statutes Annotated.

      6.2. Public Announcements. GoAmerica and the Seller shall cooperate with each other prior to releasing information concerning this Agreement or the transactions contemplated hereby or thereby, shall furnish to the other drafts of all press releases or other public announcements related to the foregoing prior to publication and shall obtain the consent of the other prior to the issuance of press releases or the release of other public announcements.

      6.3. Confidentiality. No party hereto shall release, publish, reveal or disclose, directly or indirectly, any business or technical information of any other party hereto, designated orally or in writing as "confidential" or
"proprietary" (or in like words), including, but not limited to, systems, processes, formulae, data, functional specifications, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers (the "Evaluation Material"), except to a party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or Representatives as shall require access thereto on a need-to-know basis for the purposes of the transactions contemplated by this Agreement and who shall agree to be bound by the terms of this Section 6.3. Each party agrees to take all reasonable precautions to safeguard the confidentiality of the other party's Evaluation Material and to exercise the same degree of care with respect to such Evaluation Material that such party exercises with respect to its own confidential information. No party shall make, or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the Evaluation Material. In addition, all such Evaluation Material shall be used solely for the purpose of the investigation contemplated by this Section 6.3 and shall not be used for any other purpose, including use which would be to the detriment of any other party, nor shall such information be used in competition with any other party. The restrictions on disclosure of information contained in this Section 6.3 do not extend to any item of information that (a) is already known to the receiving party; (b) was or is independently developed by the receiving party; (c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this Section 6.3; or (d) is disclosed to third parties outside of the receiving party in accordance with terms approved by the disclosing party. Upon written request, the parties shall return all writings, documents and materials containing Evaluation Material with a letter confirming that all copies, abstracts and summaries of the Evaluation Material have been destroyed. In the event that any party hereto becomes legally required to disclose another party's Evaluation Material, it shall provide such other party with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this
Section 6.3 with respect to the Evaluation Material subject to such requirement, such party agrees to furnish only that portion of the Evaluation Material which it is legally required to furnish and, where appropriate, to use its best efforts to obtain assurances that such Evaluation Material will be accorded confidential treatment.

      6.4. Waiver of Non-Compete and Confidentiality Provision. On or prior to the date hereof the Shareholders shall execute the Waiver of Non-Compete and Confidentiality Provisions, in substantially the form attached hereto as Exhibit E.

      6.5. Invention Assignment Agreement. On or prior to the date hereof, the Seller shall cause all of the Affected Employees to execute the Invention Assignment, Confidentiality and Non-Solicitation Agreement (the "Invention Assignment Agreement"), in substantially the form attached hereto as Exhibit F.

      6.6. Change of Corporate Name. Concurrently with the Closing, the Seller shall change its corporate name to a new name bearing no resemblance to its present name so as to permit the use of its present name by GoAmerica. Following the Closing, neither the Selling Parties nor any of their Affiliates (except GoAmerica) shall, without the prior written consent of GoAmerica, make any use of the name "Flash Creative Management, Inc." or any other name confusingly similar thereto, except as may be necessary for the Seller to pay its Liabilities, prepare Tax Returns and other reports, and to otherwise wind up and conclude its business.

      6.7. Delivery of Assignment of Sublease, Consent and Estoppel. Within forty-five (45) days of Closing, the Selling Parties shall deliver an Assignment of Sublease, Consent and Estoppel in substantially the form attached hereto as Exhibit G, duly acknowledged and agreed by the sublandlord and landlord.

                                    ARTICLE 7

                              DELIVERIES AT CLOSING

      7.1. Deliveries by the Selling Parties to GoAmerica. On the Closing Date, the Selling Parties, as applicable, shall deliver (or cause to be delivered) to
GoAmerica:

          (a) the Bill of Sale executed by the Seller;

          (b) such instruments of conveyance, assignment and transfer, and motor vehicle transfers and safety inspection certificates, if any, in form and substance satisfactory to GoAmerica, as shall be appropriate to convey, transfer and assign to, and to vest in, GoAmerica, good and marketable title to the Assets other than the Proprietary Rights and the Real Property;

          (c) such instruments of conveyance, assignment and transfer in form and substance satisfactory to GoAmerica and in a form appropriate to file, if required, with the United States Office of Patents and Trademarks, sufficient to convey, transfer and assign to, and to vest in, GoAmerica, good and marketable title to the Proprietary Rights, including but not limited to the Proprietary Rights Assignment;

          (d) such deeds and instruments of conveyance, assignment and transfer, in form and substance satisfactory to GoAmerica, as shall be appropriate to convey, transfer and assign to, and to vest in, GoAmerica, good, clear, record, marketable and insurable title to the Real Property, subject only to the Permitted Encumbrances;

          (e) all technical data, formulations, product literature and other documentation relating to the Seller's Business, all in form and substance satisfactory to GoAmerica;

          (f) such Contracts, files and other data and documents pertaining to the Assets or the Business as GoAmerica may reasonably request;

          (g) the Books and Records;

          (h) Certificate of the Secretary of the Seller attesting to the incumbency of the Seller's officers and the authenticity of the resolutions authorizing the transactions and documents contemplated by this Agreement;

          (i) an Officer's Certificate, in substantially the form attached hereto as Exhibit H;

          (j) the originals, if in the Seller's possession, of all Permits;

          (k) an Employment Agreement by and between GoAmerica and David Blumenthal, in substantially the form attached hereto as Exhibit I, (the "Blumenthal Employment Agreement"), executed by Mr. Blumenthal;

          (l) an Employment Agreement by and between GoAmerica and Y. Alan Griver, in substantially the form attached hereto as Exhibit J, (the "Griver Employment Agreement"), executed by Mr. Griver;

          (m) the Escrow Agreement executed by the Selling Parties;

          (n) any Consents required to be obtained by the Selling Parties;

          (o) such other documents and certificates duly executed as may be requested by GoAmerica or Parent prior to the Closing Date.

      7.2. Deliveries by GoAmerica. GoAmerica and Parent shall deliver to the Selling Parties or any other appropriate Persons:

          (a) Instruments of Assumption executed by GoAmerica and accepted by the

Seller;

          (b) the Blumenthal Employment Agreement, executed by GoAmerica;

          (c) the Griver Employment Agreement, executed by GoAmerica;

          (d) the Escrow Agreement, executed by Parent;

          (e) any Consents required to be obtained by GoAmerica;

          (f) Certificate of the Secretary of GoAmerica and Parent attesting to the incumbency of GoAmerica's and Parent's officers, respectively, and the authenticity of the resolutions authorizing the transactions and documents contemplated by this Agreement;

          (g) an Officer's Certificate in substantially the form attached hereto as Exhibit K;

          (h) the Stock Consideration to be issued to the Seller and to the Escrow Agent under the Escrow Agreement;

          (i) that portion of the Cash Consideration due and owing at Closing in accordance with Section 2.4 hereof;

          (j) that portion of the payments to Seller's former Employees payable at Closing in accordance with Section 5.5 hereof; and

          (k) such other documents and certificates duly executed as may reasonably be requested by the Selling Parties prior to the Closing Date.

                                    ARTICLE 8

                                 INDEMNIFICATION

      8.1. Indemnification by the Seller.

      Subject to the limitations set forth in Sections 8.3 and 9.1 and elsewhere in this Agreement, following the Closing, the Seller, by acceptance of the Purchase Price, agrees to indemnify, defend and hold harmless GoAmerica, Parent and each Affiliate thereof, including any of their direct or indirect Subsidiaries, and each of its respective officers, directors and Representatives and each of the heirs, executors, successors and assigns of any of the foregoing (the "GoAmerica Indemnitees") from and against, and pay or reimburse the GoAmerica Indemnitees for, the following losses, liabilities, taxes, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims, (as hereinafter defined) incurred or suffered by any GoAmerica
Indemnitee,   including   interest  and  penalties  with  respect   thereto  and
out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the

GoAmerica Indemnitee's rights hereunder, (net of any amounts recovered or recoverable under any insurance policy and any tax benefit realized by any GoAmerica Indemnitee as a result of incurring or paying any of the foregoing losses or expenses) ("Indemnifiable Losses") to the extent:

          (a) arising out of or resulting from the breach by the Selling Parties, of any agreement or covenant contained in this Agreement;

          (b) arising out of or resulting from any breach of or inaccuracy in any representation or warranty of the Selling Parties contained in this Agreement;

          (c) arising out of or resulting from any Excluded Assets; and

          (d) arising out of or resulting from any Liabilities of the Selling Parties (other than Assumed Liabilities).

      8.2. Procedures Relating to Indemnification.

          (a) In order for the GoAmerica Indemnitees to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization governmental body or other entity who is not a GoAmerica Indemnitee against a GoAmerica Indemnitee (a "Third Party Claim"), such GoAmerica Indemnitee must notify the Seller (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly but in any event within ten (10) business days after receipt of notice of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Seller shall have been prejudiced as a result of such failure. After any required notification (if applicable), the GoAmerica Indemnitee shall deliver to the Seller, promptly but in any event within five
(5) business days, after the GoAmerica Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the GoAmerica Indemnitee relating to the Third Party Claim.

          (b) If a Third Party Claim is made against a GoAmerica Indemnitee, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the GoAmerica Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the GoAmerica Indemnitee for any legal expenses subsequently incurred by the GoAmerica Indemnitee in connection with the defense thereof; provided that if, under applicable standards of professional conduct (as advised in writing by counsel to the Indemnifying Party), a conflict on any significant issue between the GoAmerica Indemnitee and the Indemnifying Party exists in respect of such Third Party Claim, the Indemnifying Party shall pay the reasonable fees and expenses of one such additional counsel to act with respect to such issue as may be required to be retained in order to resolve such conflict. If the Indemnifying Party assumes such defense, the GoAmerica
Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the GoAmerica Indemnitee for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the GoAmerica Indemnitee shall have failed to give notice of the Third Party Claim as provided above and a reasonable period after such notice). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention and the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making Employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the GoAmerica Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Liability in connection with such Third Party Claim; provided, however, that, without the GoAmerica Indemnitee's consent (which consent shall not be unreasonably withheld or delayed), the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement (i) that provides for injunctive or other nonmonetary relief affecting the GoAmerica Indemnitee or (ii) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such GoAmerica Indemnitee of a release from all Liability with respect to such claim. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the GoAmerica Indemnitee shall not admit any Liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent.

          (c) In order for a GoAmerica Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the GoAmerica Indemnitee shall deliver written notice of such claim, in reasonable detail, with reasonable promptness to the Indemnifying Party. The failure by any GoAmerica Indemnitee to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability which it may have to such GoAmerica Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. Any notice pursuant to this Section 8.2(c) shall contain a statement, in prominent and conspicuous type, that if the Indemnifying Party does not dispute its Liability to the GoAmerica Indemnitee with respect to the claim made in such notice (the "Claim") by notice to the GoAmerica Indemnitee prior to the expiration of a 30-calendar-day period following the Seller on behalf of the Indemnifying Party's receipt of the second notice of the Claim, the Claim shall be conclusively deemed a Liability of the Indemnifying Party. If the GoAmerica Indemnitee has provided the Indemnifying Party two such notices not less than thirty (30) days apart and the Indemnifying Party does not notify the GoAmerica Indemnitee prior to the expiration of a 30-calendar-day period following its receipt of the second such notice that the Indemnifying Party disputes its Liability to the GoAmerica Indemnitee under this Agreement, the Claim shall be conclusively deemed a Liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay the amount of such Liability to the GoAmerica Indemnitee on demand or, in the case of any notice in which the amount of the Claim (or any portion thereof) is estimated, on such later date when the amount of the Claim (or any portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to the Claim, as provided above, the Indemnifying Party and the GoAmerica Indemnitee shall proceed in good faith to negotiate a resolution of the Claim and, if the Claim is not resolved through negotiations, such GoAmerica Indemnitee shall be free to pursue such remedies as may be available to enforce the rights of such indemnitees hereunder.

      8.3. Limitation on Indemnification.

      Notwithstanding any provision hereof to the contrary, the Seller's Liability (or in the event of an assumption by the Shareholders pursuant to Section 8.6, the Shareholders' Liability) for Indemnifiable Losses arising under
Section 8.1 hereof shall be limited (a) in the aggregate to the value of the Escrow Shares and other related property on deposit under the Escrow Agreement, and (b) to only those Indemnifiable Losses for which the Seller shall have received written notice in accordance with the provisions of the Escrow Agreement except that, there shall be no limitation on the Seller's Liability with respect to Third Party Claims and Indemnifiable Losses arising out of or resulting from any Excluded Assets and Liabilities which are not Assumed Liabilities. No claim, demand, suit or cause of action shall be brought against the Seller under this Article 8 unless and until the aggregate amount of Indemnifiable Losses under this Article 8 exceeds $50,000, in which event the GoAmerica Indemnitees shall be entitled to indemnification from the Seller for all Indemnifiable Losses in excess thereof (subject to the other limitations on liability set forth herein).

      8.4. Exclusive Remedy.

       Absent actual fraud or intentional wrongdoing in connection with this Agreement and the transactions contemplated herein, GoAmerica hereby acknowledges and agrees, on its own behalf and on behalf of all GoAmerica Indemnitees, that the sole and exclusive remedy with respect to any and all claims (including those for any Indemnifiable Losses) relating to this Agreement, the transactions contemplated hereby, and the Seller and its Assets, Liabilities and Business, shall be pursuant to the indemnification provisions of this Article 8. Absent actual fraud or intentional wrongdoing in connection with this Agreement and the transactions contemplated herein, in furtherance of the foregoing, GoAmerica hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any other GoAmerica Indemnitee may have against the Seller, except for such as may be covered by the indemnification provisions of this Article 8.

      8.5. Event of Fraud.

       Notwithstanding any provision hereof, nothing in this Article 8 shall limit, in any manner, any remedy at law or equity, to which any GoAmerica Indemnitee may be entitled as a result of any fraudulent misrepresentation made by the Selling Parties in this Agreement except that, in any event, the Liability of the Seller shall not exceed the Purchase Price.

      8.6. Assumption of Indemnification Obligations.

      In the event of the dissolution, liquidation or winding up of the affairs of the Seller or earlier distribution of the Cash Consideration or Stock Consideration to the Shareholders, the


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


Shareholders, jointly and severally, shall assume the obligations of the Seller as Indemnifying Party hereunder.

                                    ARTICLE 9

                                  MISCELLANEOUS

      9.1.  Survival  of   Representations,   Warranties  and  Agreements.   All
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to survive the consummation of the Merger for a period of fifteen (15) months, except for representations and warranties relating to Tax matters, which such representations and warranties shall survive for the duration of the applicable statute of limitations.

      9.2. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Selling Parties without the prior written consent of GoAmerica, or by GoAmerica or Parent without the prior written consent of the Selling Parties.

      9.3. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

            If to a Shareholder: To the address of such Shareholder as set forth on Annex I.

            If to the Seller: Flash Creative Management, Inc.
                              c/o David Blumenthal
                              452 Churchill Road
                              Teaneck, NJ 07666

            With a copy to:   Yair Alan Griver
                              439 Maple Hill Drive
                              Hackensack, NJ 07601

                              -and-

                              Epstein Becker & Green, P.C.
                              250 Park Avenue
                              New York, New York 10177
                              Attn:  Mary Anne Mayo, Esq.
                              Phone:  (212) 351-4792
                              Fax: (212) 661-0989


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


            If to GoAmerica or Parent:

                              GoAmerica, Inc.
                              401 Hackensack Avenue
                              Hackensack, New Jersey 07601
                              Attn: Aaron Dobrinsky
                              Telephone: (201) 996-1717
                              Fax: (201) 996-1772

            With a copy to:   Buchanan Ingersoll Professional Corporation
                              650 College Road East
                              Princeton, New Jersey 08540
                              Attn: David J. Sorin, Esq.
                              Telephone:  (609) 987-6800
                              Fax:  (609) 520-0360

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

      9.4. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

      9.5. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.6. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits, annexes and Schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      9.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.8. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      9.9. Expenses. Except as otherwise provided in this Agreement, GoAmerica will be liable for its and Parent's expenses, and the Seller will be liable for the Selling Parties' expenses, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

      9.10. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                    GOAMERICA, INC.,
                                    a Delaware corporation

                                    By: /s/ Aaron Dobrinsky
                                       ------------------------------
                                       Name:  Aaron Dobrinsky
                                       Title: President and CEO


                                    GOAMERICA COMMUNICATIONS CORP.,
                                    a Delaware corporation

                                    By: /s/ Aaron Dobrinsky
                                       ------------------------------
                                       Name:  Aaron Dobrinsky
                                       Title: President and CEO


                                    FLASH CREATIVE MANAGEMENT, INC.,
                                    a New Jersey corporation

                                    By: /s/ David J. Blumenthal
                                       ------------------------------
                                       Name:  David J. Blumenthal
                                       Title: President


                                    THE SHAREHOLDERS

                                    /s/ David J. Blumenthal
                                    ---------------------------------
                                    David Blumenthal

                                    /s/ Y. Alan Griver
                                    ---------------------------------
                                    Y. Alan Griver

                                    /s/ Lior Hod
                                    ---------------------------------
                                    Lior Hod



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


                                     Annex I

                 SHAREHOLDERS OF FLASH CREATIVE MANAGEMENT, INC.

         Name                          Address
         ----                          -------

      David Blumenthal              452 Churchill Road
                                    Teaneck, NJ  07666

      Yair Alan Griver              439 Maple Hill Drive
                                    Hackensack, NJ  07601

      Lior Hod                      62 West Lawn Drive
                                    Teaneck, NJ  07666